Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
ANI PHARMACEUTICALS, INC.
A Delaware Corporation

(the “Corporation”)

ARTICLE I.
OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (“Board of Directors”) may from time to time determine.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the Delaware General Corporation Law.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors, and transact such other business as may timely and properly be brought before the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by applicable law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman, if there be one, (b) the President and Chief Executive Officer, (c) the Chief Financial Officer, or (d) the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, the means of remote communication, if any, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days before the date of the meeting.

Section 5. Quorum and Adjournment. Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders representing one-third (1/3) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the Chairman or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The stockholders present at a duly called meeting at which a quorum was originally present may continue to transact business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

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Section 6. Voting. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws (including without limitation Article III, Section 1 with respect to the election of directors), any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote. Each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote held by such stockholder, except as provided in the Certificate of Incorporation or a resolution of the Board of Directors fixing rights and preferences of a class or series established by the Board of Directors. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 8. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including by electronic transmission), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meetings. The Chairman, or, if there be no Chairman or in his or her absence, the Vice Chairman or any other officer designated by the Board of Directors or the Chairman, shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by applicable law, such presiding person shall have the power to determine the order of business and shall have the authority in his or her discretion to regulate all aspects of the conduct of any such meeting, including but not limited to, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on persons other than stockholders of record of the Corporation (or their duly appointed proxies) who may attend such meeting, establishing procedures for the dismissal of business not timely and properly presented, maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

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Section 12. Business to be Conducted.

(a) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting. In order for business to be properly brought before the meeting, the business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any stockholder of record of the Corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in this Section 12 of Article II and at the time of the annual meeting , (2) is entitled to vote at such meeting and (3) has complied with the procedures set forth in this Section 12 of Article II as to such business. Except for proposals properly made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be considered by the stockholders at an annual meeting of stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received not later than the close of business on the tenth (10th) day following the date on which the first public announcement of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting or the public announcement of any adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

(b) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of any resolution or amendment proposed to be adopted at the meeting, (iii) the reasons for conducting such business at the annual meeting and (iv) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (1) the name and record address of such person, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (4) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice, (5) a description of all arrangements or understandings between or among such persons (including their names) in connection with the proposal of such business by such stockholder and any material interest in such business and (6) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.

(c) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

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(d) The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) For purposes of Sections 12 and 13 of Article II of these Bylaws, (i) “public announcement” shall mean disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder and (ii) “Stockholder Associated Person” of any stockholder shall mean (1) any person acting in concert, directly or indirectly, with such stockholder and (2) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

(f) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

(g) Notwithstanding the foregoing provisions of this Section 12 of Article II, (i) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 13 of Article II of these Bylaws; (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12 of Article II; provided, however, that any reference in this Section 12 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business to be considered pursuant to Section 12(a)(iii) of Article II and nothing in this Section 12 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13. Stockholder Nomination of Directors.

(a) Any stockholder who intends to make a nomination of one or more persons for election to the Board of Directors of the Corporation must comply with this Section 13 of Article II. Nominations of persons for election to the Board of Directors to be made at any annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting must be made (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, as indicated in the notice, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving the notice provided for in this Section 13 of Article II and at the time of the meeting, (2) is entitled to vote for the election of directors at the meeting and (3) complies with the procedures set forth in this Section 13 of Article II as to such nominations. Except for proposals made pursuant to Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary in the case of a special meeting of stockholders called for the purpose of electing directors, must be delivered to or mailed and received at the principal executive offices of the Corporation not less than the close of business on the tenth (10th) day following the date on which the first public announcement of the date of the special meeting was made, and, in the case of any annual meeting, must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received not later than the close of business on the tenth (10th) day following the date on which the first public announcement of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual or special meeting or the public announcement of any adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

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(b) Such stockholder’s notice to the Secretary shall set forth as to each nominee whom the stockholder proposes to nominate for election or reelection as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 12 of Article II), (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any information concerning such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (vii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such notice shall also include a signed consent to serve as a director of the Corporation, if elected, of each such nominee.

(c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13 of Article II. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(d) Notwithstanding anything in this Section 13 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(e) Notwithstanding the foregoing provisions of this Section 13 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13 of Article II; provided, however, that any reference in this Section 13 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business to be considered pursuant to Section 13(b) of Article II and nothing in this Section 13 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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ARTICLE III.

DIRECTORS

Section 1. Number and Term of Office. The number of directors which shall constitute the whole board shall be at least one, or such other number as may be determined by the Board of Directors or by the stockholders at an annual or special meeting. Except as otherwise permitted by statute, the directors shall be elected at each annual meeting of the Company’s stockholders (or at any special meeting of the stockholders called for that purpose) if the number of votes cast by the holders of shares represented and voting "for" such nominee's election exceeds the number of votes cast "against" such nominee's election; provided, however, that if the number of director nominees exceeds the number of directors to be elected, each nominee shall be elected by a plurality of the shares represented and voting. In the event that a nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors may require such nominee to tender his or her resignation, decrease the number of directors, fill the vacancy, or take any other appropriate action it deems to be in the best interest of the Corporation. Each director shall be elected to serve until the next annual meeting of the stockholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy occurs by reason of death, resignation, or removal from office. Directors shall be natural persons, but need not be stockholders.

Section 2. Removal and Resignation of Directors. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time upon written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, or a sole remaining director, may choose a successor, for the unexpired term in respect of which such vacancy occurred or until a successor is duly elected and qualified, or until such director’s earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called (a) by the Chairman, if there be one, or the President and Chief Executive Officer on twenty-four (24) hours’ notice or (b) any director on ten (10) days’ notice, to each director, either personally, or by mail, telephone, facsimile, e-mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chairman or the President and Chief Executive Officer shall state the purpose of the meeting.

Section 6. Quorum. Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmissions) are filed with the minutes of proceedings of the Board of Directors or committee.

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Section 8. Participation by Electronic Communications. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 of Article III shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors or these Bylaws establishing such committee, shall have and may exercise all the lawfully delegable powers, duties and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member’s death, resignation or removal. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

Meetings and actions of committees shall be governed by, and held and taken in accordance with the provisions of:

(a) Section 5 of Article III (Meetings);

(b) Section 6 of Article III (Quorum);

(c) Section 7 of Article III (Actions of Board); and

(d) Section 8 of Article III (Participation by Electronic Communication)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. Notwithstanding the foregoing:

(a) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(b) special meetings of committees may also be called by resolution of the Board; and

(c) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee, if any committee is not consistent with the provisions of these bylaws.

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Section 10. Compensation. The directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Conduct of Meetings. The Chairman, or, if there be no Chairman or in his or her absence, the Vice Chairman or any other officer designated by the Board of Directors, shall preside at all meetings of the Board of Directors. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman of the Board shall act as secretary.

Section 12. Chairman of the Board. The Board of Directors shall, from time to time, elect one of the directors to serve as Chairman of the Board of Directors (the “Chairman”). The Chairman shall be considered an officer of the Corporation and shall have such duties as the Board of Directors shall determine.

Section 13. Vice Chairman of the Board. The Board of Directors shall, from time to time, elect one of the directors to serve as Vice Chairman of the Board of Directors (the “Vice Chairman”). The Vice Chairman shall be considered an officer of the Corporation and shall have such duties as the Board of Directors shall determine.

ARTICLE IV.
OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose a Chairman (who must be a director) and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Financial Officers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal.

Section 3. Removal and Resignation. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. Any officer of the Corporation may resign at any time upon written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 5. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President and Chief Executive Officer, the Chief Financial Officer or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

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Section 6. President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President, except to the extent otherwise provided by resolution of the Board of Directors. In the absence or disability of the Chairman, or there be none, the President and Chief Executive Officer shall preside at all meetings of the stockholders and Board of Directors. Except as otherwise prescribed by these Bylaws or the Board of Directors, the President and Chief Executive Officer shall prescribe the duties of other officers.

Section 7. Vice Presidents. The Vice President or the Vice Presidents if there is more than one (1) (in the order designated by the Board of Directors) shall, at the request of the President and Chief Executive Officer or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman), perform the duties of the President and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President and Chief Executive Officer, under whose supervision he or she shall be.

Section 9. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Financial Officers. Assistant Financial Officers, if there be any; shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his or her disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Financial Officers shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from his or her office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

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Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V.
STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation by (a) the Chairman, the President and Chief Executive Officer or a Vice President and (b) the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares in the Corporation owned by such holder.

Section 2. Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI.
NOTICES

Section 1. Waivers of Notice. Any director, member of a committee or stockholder may at any time, whether before or after the time of the event for which notice is given, waive any notice required to be given by applicable law, the Certificate of Incorporation or these Bylaws, by a writing (including by any electronic transmission) signed by such person or persons entitled to said notice. If any director, member of a committee or stockholder shall be present at any meeting, his or her presence shall constitute a waiver of such notice, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2. Notices. Whenever written notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable overnight courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid), or (d) transmitted by facsimile or e-mail (with request for immediate confirmation of receipt in a manner customary for communications of such type) to such director, member of a committee or stockholder, at his or her address or facsimile number as it appears on the records of the Corporation.

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ARTICLE VII.
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The Corporation may, but need not, have a corporate seal. In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the Corporation to be valid and duly authorized.

ARTICLE VIII.
INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

Section 2. Nonexclusivity of Rights. The indemnification rights conferred on any person under this Article VIII and the laws of the State of Delaware shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation or these Bylaws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 3. Amendment or Repeal. Any repeal or modification of the foregoing provision of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX.
AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board of Directors, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

Amended and Adopted: February 15, 2017

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